Exhibit 99.4

UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed balance sheet as of March 31, 2017 is presented as if the merger had occurred as of March 31, 2017. The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2017 and year ended December 31, 2016 are presented as if the merger had occurred on January 1, 2016. The pro forma consolidated financial statements of Pacific Ethanol, Inc. and Illinois Corn Processing, LLC (“ICP”) have been adjusted to reflect certain reclassifications in order to conform ICP’s historical financial statement presentation to Pacific Ethanol’s financial statement presentation for the combined company.

The unaudited pro forma combined condensed financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard Topic 805, Business Combinations, which we refer to as ASC 805, with Pacific Ethanol treated as the acquirer. As of the date of this filing, Pacific Ethanol has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the ICP assets acquired and the liabilities assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform ICP’s accounting policies to Pacific Ethanol’s accounting policies. A final determination of the fair value of ICP’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of ICP that exist as of the closing date of the merger on July 3, 2017. The value of the consideration paid by Pacific Ethanol has been based on the cash paid and promissory notes issued to the sellers upon closing. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of presenting the unaudited pro forma combined condensed financial statements. Pacific Ethanol estimated the fair values of ICP’s assets and liabilities as of March 31, 2017 which are based on preliminary valuation studies and due diligence. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

Assumptions and estimates underlying the unaudited adjustments to the pro forma combined condensed financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined condensed financial statements. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined condensed financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the unaudited pro forma combined condensed statements of operations, expected to have a continuing impact on the combined results of Pacific Ethanol and ICP following the merger.

In connection with the plan to integrate the operations of Pacific Ethanol and ICP, Pacific Ethanol anticipates that non-recurring charges, such as costs associated with systems implementation, relocation expenses, severance and other costs related to closing the transaction, will be incurred. Pacific Ethanol is not able to determine the timing, nature and amount of these charges as of the date of this filing. However, these charges could affect the combined results of operations of Pacific Ethanol and ICP, as well as those of the combined company following the merger, in the period in which they are recorded. The unaudited pro forma combined condensed financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma combined condensed financial statements were prepared. Additionally, these adjustments do not give effect to any synergies that may be realized as a result of the merger, nor do they give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies.

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UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

OF PACIFIC ETHANOL AND ICP

As of March 31, 2017

(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
	PEI	ICP	Adjustments	Notes	Amounts
Cash and Equivalents	$73,734	$26,849	$(30,000)	(a)	$70,583
Accounts Receivable, net	64,018	6,810	–		70,828
Inventories	58,045	12,913	–		70,958
Prepaid Inventory	7,913	–	–		7,913
Other current assets	9,554	2,536	–		12,090
Total Current Assets	213,264	49,108	(30,000)		232,372

Property and Equipment, net	460,192	21,151	12,017	(b)	493,360
Intangible Assets	2,678	–	–		2,678
Other assets	5,620	101	–		5,721
Total Other Assets	8,298	101	–		8,399
			–
Total Assets	$681,754	$70,360	$(17,983)		$734,131

Accounts Payable, trade	$32,490	$1,959	$–		$34,449
Accrued Liabilities	17,733	2,880	–		20,613
Current portion of capital leases	794	–	–		794
Current portion of long-term debt	14,000	–	–		14,000
Other current liabilities	6,933	708	–		7,641
Total Current Liabilities	71,950	5,547	–		77,497

Long-term debt - Sellers Notes	–	–	46,695	(a)	46,695
Long-term debt - Term and revolving debt	182,383	–	–		182,383
Other Liabilities	21,699	135	–		21,834

Total Liabilities	276,032	5,682	46,695		328,409

Preferred Stock	1	–	–		1
Common Stock	44	–	–		44
Additional Paid-In Capital	923,956	33,000	(33,000)	(c)	923,956
Accumulated other comprehensive income (loss)	(2,620)	2	(2)	(c)	(2,620)
Accumulated Earnings (Deficit)	(545,181)	31,676	(31,676)	(c)	(545,181)
Total Pacific Ethanol Equity	376,200	64,678	(64,678)		376,200
Noncontrolling interest Equity	29,522	–	–		29,522
Total Stockholders' Equity	405,722	64,678	(64,678)		405,722
Total Liabilities and Stockholders' Equity	$681,754	$70,360	$(17,983)		$734,131

The accompanying notes are an integral part of these pro forma combined condensed financial statements

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UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS

OF OPERATIONS OF PACIFIC ETHANOL AND ICP

For the three months ended March 31, 2017

(in thousands, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	PEI	ICP	Adjustments	Notes	Amounts
Net Revenues	$386,340	$38,385	$–		$424,725
Cost of Goods Sold	392,113	35,767	858	(d)
			150	(e)	428,888
Gross Profit (Loss)	(5,773)	2,618	(1,008)		(4,163)
Selling, General and Administrative Expenses	5,450	738	–		6,188
Depreciation expense	–	858	(858)	(d)	–
Income (loss) from Operations	(11,223)	1,022	(150)		(10,351)
Fair value adjustments	455	–	–		455
Interest expense, net	(2,637)	(64)	(1,167)	(f)	(3,868)
Other income (expense), net	(80)	615	–		535
Income (loss) before provision for income taxes	(13,485)	1,573	(1,317)		(13,229)
Provision for income taxes	–	–	–		–
Consolidated net income (loss)	(13,485)	1,573	(1,317)		(13,229)
Net loss attributed to noncontrolling interests	849	–	–		849
Net income (loss) attributed to Pacific Ethanol	(12,636)	1,573	(1,317)		(12,380)
Preferred Dividends	(312)	–	–		(312)
Net income (loss) available to common stockholders	$(12,948)	$1,573	$(1,317)		$(12,692)

Net Loss Per Share, Basic and Diluted	$(0.31)				$(0.30)

Weighted-Average Shares Outstanding, Basic and Diluted	42,375				42,375

The accompanying notes are an integral part of these pro forma combined condensed financial statements

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UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS

OF OPERATIONS OF PACIFIC ETHANOL AND ICP

For the year ended December 31, 2016

(in thousands, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	PEI	ICP	Adjustments	Notes	Amounts
Net Revenues	$1,624,758	$177,401	$–		$1,802,159
Cost of Goods Sold	1,572,926	157,584	3,030	(d)
			601	(e)	1,734,141
Gross Profit	51,832	19,817	(3,631)		68,018
Selling, General and Administrative Expenses	28,323	3,002	–		31,325
Depreciation expense	–	3,030	(3,030)	(d)	–
Income from Operations	23,509	13,785	(601)		36,693
Fair value adjustments	(557)	–	–		(557)
Interest expense, net	(22,406)	(229)	(4,670)	(f)	(27,305)
Other expense, net	(1)	–	–		(1)
Income before provision for income taxes	545	13,556	(5,271)		8,830
Benefit for Income Taxes	981	–	–	(g)	981
Consolidated net income	1,526	13,556	(5,271)		9,811
Net (income) loss attributed to noncontrolling interests	(107)	–	–		(107)
Net income attributed to Pacific Ethanol	1,419	13,556	(5,271)		9,704
Preferred Dividends	(1,269)	–	–		(1,269)
Net income available to common stockholders	$150	$13,556	$(5,271)		$8,435

Net Income Per Share, Basic	$–				$0.20
Net Income Per Share, Diluted	$–				$0.20
Weighted-Average Shares Outstanding, Basic	42,182				42,182
Weighted-Average Shares Outstanding, Diluted	42,251				42,251

The accompanying notes are an integral part of these pro forma combined condensed financial statements

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NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

1.     Basis of Presentation

The unaudited pro forma combined condensed financial statements are prepared under the acquisition accounting method in accordance with ASC 805, with Pacific Ethanol treated as the acquirer. Under the acquisition accounting method, the total estimated purchase price allocation is calculated as described in Note 3. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates, and these estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. The final amounts recorded for the merger may differ materially from the information presented herein.

The unaudited pro forma combined condensed financial statements were prepared in accordance with GAAP and pursuant to Securities and Exchange Commission Regulation S-X, Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the merger and adjustments described in these Notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet is presented as if the merger had occurred on March 31, 2017; and the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2017 and year ended December 31, 2016 are presented as if the merger had occurred on January 1, 2016.

Certain reclassifications have been made relative to ICP’s historical financial statements to conform to the financial statement presentation of Pacific Ethanol. Such reclassifications are described in further detail in Note 4 to the unaudited pro forma combined condensed financial statements.

2.     Preliminary Estimated Purchase Price Consideration

        On July 3, 2017, Pacific Ethanol paid $30.0 million in cash and issued $46.7 million in promissory notes to the sellers to effect the merger. The promissory notes mature January 3, 2019 and their initial interest rate is LIBOR plus 5.00% and will increase to LIBOR plus 8.00% on October 4, 2017 and further increase to LIBOR plus 10.0% from July 4, 2018 through maturity, if not repaid sooner, which there is no prepayment penalty. For purposes of the proforma combined condensed financial statements, the rate is assumed to be 10.0% per annum. The principal amount of the promissory notes will be increased or decreased to reflect the results of a customary working capital adjustment.

For purposes of these unaudited pro forma combined condensed financial statements, the estimated total purchase price has been allocated among ICP’s tangible and intangible assets and liabilities based on their estimated fair values as of March 31, 2017. Based on a preliminary analysis, and after considering potential intangibles related to ICP’s customer base, no material identifiable intangible assets or liabilities have been determined and as such, none have been included in the allocation of the preliminary estimated purchase price.

The final determination of the allocation of the estimated total purchase price will be based on the fair value of such assets and liabilities as of the date of closing of the merger. Such final determination of the purchase price allocation may be significantly different from the preliminary estimates used in these unaudited pro forma combined condensed financial statements.

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3.     Preliminary Estimated Purchase Price Allocation

The following allocation of the preliminary estimated purchase price assumes, with the exception of property and equipment, carrying values approximate fair value. Fair value of property and equipment is based on a preliminary valuation of similar historical transactions available. Based upon these assumptions, the total purchase price consideration was allocated to ICP’s assets and liabilities, as of March 31, 2017, as follows (in thousands):

Estimated Fair Value
Cash and Equivalents	$26,849
Accounts Receivable, net	6,810
Inventories	12,913
Other current assets	2,536
Total Current Assets	49,108

Property and Equipment, net	33,168

Other assets	101
Total Assets Acquired	$82,377

Accounts Payable, trade	$1,959
Accrued Liabilities	2,880
Other current liabilities	708
Total Current Liabilities	5,547

Other Liabilities	135
Total Liabilities Assumed	$5,682

Net Assets Acquired	$76,695
Goodwill	$–
Total Estimated Purchase Price	$76,695

The actual determination of the purchase price allocation on the closing date will be based on the actual net tangible and intangible assets of ICP that existed on the date of the merger and completion of the valuation of the fair value of such net assets.

4.     Preliminary Pro Forma Financial Statement Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

Unaudited Pro Forma Combined Condensed Balance Sheet

(a)              Reflects the purchase price of $30.0 million in cash and the issuance of $46.7 million in notes payable issued to the sellers. The principal amount of the promissory notes will be increased or decreased to reflect the results of a customary working capital adjustment.

(b)              To record the difference in book value and fair value of property and equipment acquired. The step up in property and equipment relates primarily to the ethanol production facility, which have a current estimated weighted average useful life of 20 years that will be depreciated on a straight-line basis. The amount of purchase price allocated to tangible assets, as well as the associated useful lives, may increase or decrease and could materially affect the amount of pro forma depreciation expense to be recorded in the pro forma combined condensed statements of operations.

(c)              Represents the elimination of ICP’s historical stockholders’ equity.

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Unaudited Pro Forma Combined Condensed Statements of Operations

Conforming Reclassifications Between Pacific Ethanol and ICP:

The following reclassifications have been made to the presentation of ICP’s historical financial statements to conform to Pacific Ethanol’s presentation:

(d)     Depreciation expense is recorded in cost of goods sold for Pacific Ethanol and is being reclassed with respect to ICP’s reported amounts, which was presented as a separate line within operating income (loss) in ICP’s historical financial statements.

Pro Forma Adjustments

(e)     Reflects pro forma adjustments to depreciation of property and equipment assuming the preliminary estimates of the fair value and estimated useful life of the asset as described in Note (a) and conforming classifications.

(f)     Reflects additional interest expense associated with promissory notes issued to the sellers upon closing the merger.

(g)     The Company did not record a pro forma tax provision for the year ended December 31, 2016, as the Company believes it would have utilized available net operating losses, which were fully reserved for at December 31, 2016.

5.     Pro Forma Combined Net Income (Loss) Per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma combined condensed statements of operations is computed based on the weighted-average number of shares outstanding (in thousands except per share data):

Three Months Ended March 31, 2017

Pro Forma net loss available to common stockholders, as combined	$(12,692)

Pacific Ethanol’s historical weighted-average shares, Basic	42,375

Pro Forma net loss per share, Basic and Diluted	$(0.30)

Year Ended December 31, 2016

Pro Forma net income available to common stockholders, as combined	$8,435

Pacific Ethanol’s historical weighted-average shares, Basic	42,182

Pro Forma net income per share, Basic	$0.20

Pro Forma net income available to common stockholders, as combined	$8,435

Pacific Ethanol’s historical weighted-average shares, Diluted	42,251

Pro Forma net income per share, Diluted	$0.20

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